EXHIBIT 99.1

Pope Resources Reports Fourth Quarter Earnings of $0.8 Million

POULSBO, Wash., Jan. 31, 2005 (PRIMEZONE) -- Pope Resources (Nasdaq:POPEZ) reported earnings of $0.8 million, or 18 cents per diluted ownership unit, on revenues of $8.0 million for the quarter ended December 31, 2004. This compares to break-even results on revenues of $5.7 million, for the same period in 2003.

Net income for the twelve months ended December 31, 2004 totaled $10.2 million, or $2.22 per diluted ownership unit, on revenues of $39.6 million. For the corresponding period in 2003, the Partnership reported net income of $3.5 million, or 78 cents per diluted ownership unit, on revenues of $27.0 million.

"We are pleased with our 2004 performance, in which our profitability was nearly triple that of 2003," said David L. Nunes, President and CEO. "Much of the improvement in 2004 performance was driven by our Fee Timber segment, which enjoyed increased harvest volumes, stronger pricing, and an improved log mix. During 2004, we closed on three acquisitions, adding nearly 5,000 acres of timberland with approximately 56 million board feet (MMBF) of merchantable timber inventory to our ownership. This resulted in a 34% increase in annual harvest volume, which grew from 45 MMBF in 2003 to 60 MMBF in 2004. Realized log prices increased from $476 per MBF in 2003 to $529 per MBF in 2004, or 11%, during the year, with stronger pricing in all log grades. Additionally, our mix improved, with 15% of our total harvest going to the export market compared to 9% in 2003. Combined, these three factors resulted in a 46% increase in revenue and 56% increase in operating income from this segment for the year.

"Our Real Estate segment also enjoyed a strong year in 2004, posting operating income of $1.6 million on revenues of $4.5 million. This compares to an operating loss of $0.5 million on revenues of $1.7 million in 2003. Results for the year were strongly influenced by two transactions, the $1.9 million sale in the second quarter of a 426-acre regional park site and the $1.6 million sale in the fourth quarter of a 205-acre parcel of development property in Hansville, Washington. Results for the year were reduced by an additional expense of $466,000 needed to complete environmental remediation work in Port Gamble, Washington.

"The Timberland Management & Consulting segment generated an operating loss of $0.6 million on revenues of $1.6 million in 2004, compared with an operating profit of $0.3 million on revenues of $2.4 million in 2003. This past year was a transition year for this segment, which did not have a major timberland management client for the first time since 1997, as reflected in the lower revenues and operating income.

"Notwithstanding that 85% of the annual Fee Timber harvest volume was front-loaded in the first three quarters of 2004, fourth quarter results were strong relative to 2003. Consistent with year-over-year results, Fee Timber revenues increased 46% during the quarter, driven by a 28% increase in log volumes attributable to the three acquisitions referenced above, a 17% increase in realized log prices, and a higher proportion of export logs relative to the same quarter in 2003. Fourth quarter results were further strengthened by the aforementioned $1.6 million Real Estate sale. These two factors more than offset a weaker year-to-year fourth quarter comparison of Timberland Management & Consulting results.

"While we enjoyed strong 2004 results, we are equally excited about the foundation laid for further growth in 2005. The aforementioned Fee Timber acquisitions are expected to translate to 2005 harvest volumes of approximately 79 MMBF, which represents a 26 MMBF increase over our annual sustainable harvest level of 53 MMBF. However, while this elevated harvest level will produce stronger cash flows, it will not be paralleled by similar increases in earnings due to depletion cost offsets. Additionally, our Timberland Management & Consulting segment began 2005 with a new timberland management contract on 522,000 acres in Washington and Oregon. Lastly, our Real Estate segment is expected to experience strong revenue growth in the next few years attributable to the Gig Harbor project and other land sales activities."

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage over 640,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland investment management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.orm.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Note About Forward-Looking Information

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives, including but not limited to anticipated performance in various business segments in future periods. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to establish and service timberland management arrangements; our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Management's Discussion & Analysis of Financial Condition and Results of Operation - Risks and Uncertainties." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Management considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be a relevant and meaningful indicator of liquidity and earnings performance commonly used by investors, financial analysts and others in evaluating companies in its industry and, as such, has provided this information in addition to the generally accepted accounting principle-based presentation of net income or loss and cash from operations. In that context, "depletion" refers to a measure of the reduction in value of timberland upon the harvest of growing timber from that land.

            Pope Resources, A Delaware Limited Partnership
                               Unaudited

                             CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (all amounts in $000s)

                           Three months ended    Twelve months ended
                                 Dec.31,               Dec. 31,
                             2004       2003       2004        2003
                           -------    -------    --------    --------
 Revenues                  $ 7,977    $ 5,679    $ 39,648    $ 27,036
 Costs and expenses:
  Cost of sales             (3,299)    (1,783)    (15,184)    (10,540)
  Operating expenses        (3,130)    (2,899)    (11,336)     (9,873)
 Operating income            1,548        997      13,128       6,623
  Interest, net               (728)      (711)     (2,952)     (2,806)
  Minority interest             --        (47)         --         (47)
                           -------    -------    --------    --------
 Income before
  income taxes                 820        239      10,176       3,770
 Income tax
  benefit/(provision)           --       (239)         --        (242)
                           -------    -------    --------    --------
 Net income                    820         --      10,176       3,528
                           =======    =======    ========    ========
 Average units
  outstanding
  - Basic (000s)             4,522      4,518       4,522       4,518
                           =======    =======    ========    ========
 Average units
  outstanding
  - Diluted (000s)           4,629      4,544       4,594       4,522
                           =======    =======    ========    ========

 Basic net income
  per unit                 $  0.18    $    --    $   2.25    $   0.78
                           =======    =======    ========    ========
 Diluted net income
  per unit                 $  0.18    $    --    $   2.22    $   0.78
                           =======    =======    ========    ========

                     CONSOLIDATED BALANCE SHEETS
                        (all amounts in $000s)

                                                    Dec. 31,
                                               2004          2003
                                              -------       -------
 Assets:
  Cash and short-term investments             $   757       $10,361
  Other current assets                          2,073         2,417
  Roads and timber                             64,484        48,203
  Properties and equipment                     26,198        23,907
  Other assets                                  1,355         1,420
                                              -------       -------
   Total                                       94,867        86,308
                                              =======       =======
 Liabilities and partners' capital:
  Current liabilities                           5,935         3,816
  Long-term debt, excluding current portion    34,164        36,114
  Other long-term liabilities                     236           342
                                              -------       -------
  Total liabilities                            40,335        40,272
  Partners' capital                            54,532        46,036
                                              -------       -------
   Total                                       94,867        86,308
                                              =======       =======

            RECONCILIATION BETWEEN NET INCOME AND EBITDDA
                        (all amounts in $000s)

                                             Three months ended
                                     31-Dec-04   31-Dec-03   30-Sep-04

 Net income                            $  820      $   --      $1,361
 Added back:
  Interest, net                           728         711         698
  Depletion                             1,353         454         975
  Depreciation and amortization           152         163         165
  Income tax expense                       --         239          --
 Less:
  Income tax benefit                       --          --          --
                                       ------      ------      ------
 EBITDDA                               $3,053      $1,567      $3,199
                                       ======      ======      ======

       RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
                        (all amounts in $000s)

                                             Three months ended
                                     31-Dec-04   31-Dec-03   30-Sep-04

 Cash from operations                 $ 3,595     $ 1,947     $ 4,013
 Added back:
  Change in working capital
  Interest                                728         711         698
  Deferred profit                          --          34          --
  Income tax expense                       --         239          --
  Other                                    --          15           2
 Less:
  Change in working capital              (824)     (1,204)     (1,013)
  Deferred profit                        (275)         --        (465)
  Income tax benefit                       --          --          --
  Cost of land sold                      (169)         --         (36)
  Other                                    (2)       (175)         --
                                      -------     -------     -------
 EBITDDA                              $ 3,053     $ 1,567     $ 3,199
                                      =======     =======     =======

                          SEGMENT INFORMATION
                        (all amounts in $000s)

                             Three months ended  Twelve months ended
                                   Dec.31,             Dec. 31,
                               2004      2003       2004      2003
                              -------   -------    -------   -------
 Revenues:
  Fee Timber                  $ 5,576   $ 3,809    $33,571   $22,916
  Timberland Management
   & Consulting (TM&C)            602     1,350      1,601     2,386
  Real Estate                   1,799       520      4,476     1,734
                              -------   -------    -------   -------
   Total                      $ 7,977   $ 5,679    $39,648   $27,036
                              -------   -------    -------   -------
 EBITDDA:
  Fee Timber                    2,960     1,717     20,319    12,676
  TM&C                            (10)      736       (510)      341
  Real Estate                     904      (195)     1,719      (391)
  General & administrative
   and minority interest         (801)     (691)    (2,648)   (2,504)
                              -------   -------    -------   -------
    Total                     $ 3,053   $ 1,567    $18,880   $10,122
                              -------   -------    -------   -------
 Depreciation, depletion
 and amortization:
  Fee Timber                    1,395       481      5,193     3,007
  TM&C                             22        19         88        69
  Real Estate                      19        23        133        85
  General & administrative         69        94        338       385
                              -------   -------    -------   -------
   Total                      $ 1,505   $   617    $ 5,752   $ 3,546
                              -------   -------    -------   -------
 Operating income/(loss):
  Fee Timber                    1,565     1,236     15,126     9,669
  TM&C                            (32)      717       (598)      272
  Real Estate                     885      (218)     1,586      (476)
  General & administrative       (870)     (738)    (2,986)   (2,842)
                              -------   -------    -------   -------
   Total                      $ 1,548   $   997    $13,128   $ 6,623
                              -------   -------    -------   -------

                         SELECTED STATISTICS

 Owned acres                  118,488   114,393    118,488   114,393
 Acres under management       522,000        --    522,000        --
 Capital expenditures
  ($000s)                         948       902      3,260     2,017
 Depletion ($000s)              1,353       454      5,093     2,888
 Depreciation ($000s)             152       163        659       658
 Debt to total
  capitalization                   40%       45%        40%       45%

                    QUARTER TO QUARTER COMPARISONS
               (Amounts in $000s except per unit data)

                                    Q4 2004            Q4 2004
                                   vs. Q4 2003        vs. Q3 2004
                                 Total   Per Unit   Total  Per Unit
 Net income:
  4th Quarter 2004                 820      0.18     820      0.18
  3rd Quarter 2004                                 1,361      0.30
  4th Quarter 2003                  --       --
                                ------    ------  ------    ------
  Variance                         820      0.18    (541)    (0.12)

 Detail of earnings variance:
 Fee Timber
  Log price realizations (A)       707      0.17     249      0.06
  Log volumes (B)                  558      0.12  (1,447)    (0.32)
  Timberland sale income            --        --      (9)       --
  Depletion                       (899)    (0.20)   (378)    (0.09)
  Other Fee Timber                 (37)    (0.01)     92      0.02
 Timberland Management
  & Consulting
   Management fee changes          327      0.07     133      0.03
   Other Timberland Mgmnt
    & Consulting                (1,076)    (0.24)   (102)    (0.02)
 Real Estate
  Development property
   sales                         1,103      0.24   1,161      0.26
 General & administrative
  costs                           (132)    (0.03)   (210)    (0.05)
 Interest expense                   30      0.01       1        --
 Other (taxes, minority int.,
  interest inc.)                   239      0.05     (31)    (0.01)
                                ------    ------  ------    ------
 Total change in earnings          820      0.18    (541)    (0.12)
                                ======    ======  ======    ======

 (A) Price variance allocated based on changes in price using the current period volume.
 (B) Volume variance allocated based on change in sales volume and the average log sales price for the prior period less variance in log production costs.

CONTACT:
Pope Resources
Tom Ringo, VP & CFO
360.697.6626
Fax 360.697.1156